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                                                                  EXHIBIT 99.13

                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

  I hereby consent to the use in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of my name as a person who is anticipated to become a director of Paragon Health Network, Inc. immediately following the consummation of the offering that is the subject of this Registration Statement.

September 26, 1997


                                           /s/ Laurence M. Berg
                                          _____________________________________
                                            Laurence M. Berg